UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  October 16, 2009 (October 12, 2009)

HYPERDYNAMICS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or other jurisdiction of incorporation or organization)

001-32490 (Commission File Number)		87-0400335 (IRS Employer Identification No.)
One Sugar Creek Center Blvd., #125 Sugar Land, Texas 77478 (Address of principal executive offices, including zip code)
voice: (713) 353-9400 fax: (713) 353-9421
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

The disclosure provided below in Item 5.02 of this Current Report on Form 8-K concerning the amendments to the employment agreements of certain officers of Hyperdynamics Corporation (the “Company,” “we,” “us” or “our”), is incorporated into this Item 1.01 to the extent applicable.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As further described below in this Item 5.02 of our Current Report on Form 8-K, on October 12, 2009, the Board of Directors (the “Board”) of the Company approved (i) a revised compensation structure for the members of the Board, (ii) annual grants of options to purchase shares our common stock to the members of the Board, and (iii) approved the grant of options to certain of our officers in lieu of future quarterly grants pursuant to the terms of each of his respective employment agreement.

Director Compensation

The Board modified the structure by which we compensate our independent directors for service as members of our Board.  The new compensation arrangements, which became effective as of October 1, 2009, consist of the following:

•
Cash compensation consisting of quarterly payments, as applicable, of: (i) $8,500 for services as a director, (ii) $5,000 for service as the chairman of a Board committee, (iii) $2,500 for service as a member of the Audit Committee or Government Relations Committee, and (iv) $1,500 for service as a member of the Compensation Committee or Nomination Committee.  The cash compensation may be paid in cash or stock at the election of the Company.

•
An annual grant, pursuant to a stock incentive plan, of options to purchase shares of our common stock.  The options are to be granted on or about October 1st of each year, have an exercise price equal to the closing price of our common stock on the day prior to the grant date, vest 50% on the first anniversary of the grant date and vest the remaining 50% on the second anniversary of the grant date.  The options will have a 5 year term.

Each of our independent directors will be compensated for his service on our Board under the above structure unless such director has made a separate arrangement with the Company as is the case of Messrs. Solberg and Owen as previously disclosed by the Company.

Director Option Grants

On October 12, 2009, the Board made the annual grant (referenced above) of options to our directors as reflected in the below table.  The grants were made pursuant to our Stock and Stock Option Plan, as amended (the “Plan”).  The Plan was filed as Exhibit 4.1 to the Form S-8 we filed with the Securities Exchange Commission on March 18, 2008.  Each option has an exercise price of $1.61, which was the closing price of our common stock on October 9, 2009 or the trading date immediately preceding the date of grant, a term for five years from the date of grant, and will vest 50% on October 12, 2010 and 50% on October 12, 2011.  The following table sets forth the number of shares of our common stock underlying the options granted to each of our independent directors on October 12, 2009:

Name of Director	Shares of Common Stock Underlying Options
Robert A. Solberg	100,000
Roger D. Friedberger	60,000
Charles H. Andrews	50,000
Pasquale V. Scaturro	44,000
Herman Cohen	60,000
Hon. Lord David Owen	50,000

Committee Assignments

In connection with the approval of the revised director compensation structure described above, on October 12, 2009, the Board also approved the reassignment of certain directors to various Board committees.  The below table reflects the new composition of the committees of the Board.

Name of Director	Audit Committee	Compensation Committee	Nomination Committee	Government Relations Committee
Robert A. Solberg*	Member	Chairman	Chairman
Roger D. Friedberger	Chairman	Member
Charles H. Andrews	Member	Member
Pasquale V. Scaturro				Member
Herman Cohen			Member	Chairman
Hon. Lord David Owen			Member	Member

* Chairman of the Board.

Option Grants to Certain Employees

On October 12, 2009, the Board also approved option grants to the below identified officers of the Company.  The Board decided to make these grants currently to the these officers in lieu of the Company making future quarterly option grants to each officer pursuant to the terms of each of his respective employment agreement.  The below option grants were made contingent upon each officer and the Company entering into an amendment to his respective employment agreement with us.

The following table sets forth the number of shares of our common stock underlying the options granted to the below identified officers:

Name of Officer	Title	Shares of Common Stock Underlying Options
Jason D. Davis	Chief Financial Officer	161,000
James R. Spear	EVP of Exploration and Production	100,000
Famourou Kourouma	VP of Guinea Affairs	80,000

The grants were made pursuant to the Plan.  Each option has an exercise price of $1.61, which was the closing price of our common stock on October 9, 2009 or the trading date immediately preceding the date of grant, a term for five years from the date of grant, and will vest 33% on anniversary date during each of the three years following the grant date.

The option grants to our directors and officers described above in this Current Report on Form 8-K were made pursuant to the Company’s form of option agreement that is attached to this Current Report on Form 8-K as Exhibit 10.1.

Item 9.01                      Financial Statements and Exhibits.

Exhibit Number                                                      Description

Exhibit 10.1	Form of Stock Option Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERDYNAMICS CORPORATION

Date:  October 16, 2009                                                       By:            /s/ JASON D. DAVIS
Name:            Jason D. Davis
Title:	Chief Financial Officer and
Principal Accounting Officer

EXHIBIT INDEX

Exhibit Number                                                      Description

Exhibit 10.1	Form of Stock Option Agreement